2nd Quarter 2012 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

9	Consolidated Statements of Operations

11	Consolidated Balance Sheets

12	Schedule 1a – Funds From Operations (2Q 2012 v. 2Q 2011)

14	Schedule 1b – Funds From Operations (YTD 2Q 2012 v. YTD 2Q 2011)

16	Schedule 2 – Portfolio Summary

17	Schedule 3 – Net Asset Value Supplemental Information

19	Schedule 4 – Non-Recourse Property Debt Information

21	Schedule 5 – Share Data

22	Schedule 6a – Conventional Same Store Operating Results (2Q 2012 v. 2Q 2011)

23	Schedule 6b – Conventional Same Store Operating Results (2Q 2012 v. 1Q 2012)

24	Schedule 6c – Conventional Same Store Operating Results (YTD 2Q 2012 v. YTD 2Q 2011)

25	Schedule 6d – Conventional Same Store Operating Expense Detail

26	Schedule 7a – Total Conventional Portfolio Data by Market (2Q 2012 v. 2Q 2011)

27	Schedule 7b – Total Conventional Portfolio Data by Market (1Q 2012 v. Local Market Average)

28	Schedule 8 – Property Disposition and Acquisition Activity

29	Schedule 9 – Capital Additions

30	Schedule 10 – Summary of Redevelopment Activity

31	Glossary and Reconciliations

Aimco Reports Second Quarter 2012 Results
Denver, Colorado, August 2, 2012 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its second quarter 2012 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco enjoyed an excellent second quarter with solid progress on all fronts. Our business remains good with steady customer demand driving higher rents. Our portfolio continues to improve with the sale of lower-rated properties funding accretive redevelopments. Our balance sheet is stronger by $642 million raised in two equity offerings, and the subsequent redemption of $601 million of preferred stock. Our prospects are good as we enter the second half of the year; our Board of Directors agrees, and has increased Aimco's quarterly common stock dividend to $0.20 per share.”
Chief Financial Officer Ernie Freedman adds: “Aimco's recent equity activities, including our common stock offerings and preferred stock redemptions, and the common dividend increase, are expected to increase net annual cash flows by $18 million, and to increase annualized Pro forma FFO and AFFO by $0.04 and $0.12 per share, respectively. These activities have also accelerated progress toward our balance sheet targets. We now expect to achieve our stated Debt and Preferred Stock to EBITDA target of 7.0x in early 2014, or almost two years earlier than anticipated at the beginning of this year, and our EBITDA to Interest and Preferred Stock Dividends target of 2.5x even sooner.”
Financial Results
Second Quarter Pro forma FFO Up 10%, AFFO Up 17%

	SECOND QUARTER		YEAR-TO-DATE
	2012	2011	2012	2011
Net income (loss) per common share	$0.00	$(0.28)	$(0.08)	$(0.55)
Funds from Operations (FFO)	$0.38	$0.29	$0.78	$0.68
Add back (deduct) Aimco's share of preferred equity redemption related amounts	$0.08	$(0.02)	$0.08	$(0.02)
Pro forma Funds from Operations (Pro forma FFO)	$0.46	$0.27	$0.86	$0.66
Deduct Aimco's share of Capital Replacements	$(0.12)	$(0.13)	$(0.23)	$(0.23)
Adjusted Funds From Operations (AFFO)	$0.34	$0.14	$0.63	$0.43
Second quarter and year-to-date 2011 financial results include a deduction of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction during that period. Excluding these charges, comparable second quarter and year-to-date Pro forma FFO and AFFO were $0.42 per share and $0.29 per share, respectively.
Pro forma FFO - Pro forma FFO increased 10% when compared to second quarter 2011, excluding the charges described above. Increased Pro forma FFO is the result of: improved property operating results; additional income generated by investments in partnership tenders and mergers; and interest expense savings due to refinancing maturing property debt at lower average interest rates. Pro forma FFO exceeded the high end of Aimco's guidance for the quarter by $0.03 per share, primarily due to higher than expected property revenue growth, lower than anticipated property expenses, and lower than anticipated casualty losses.
Adjusted Funds from Operations - AFFO increased 17% when compared to second quarter 2011, excluding the charges described above. Capital Replacements continue to decline year-over-year in line with the reduced number of apartment units as Aimco's portfolio is concentrated in fewer properties, generating AFFO growth in excess of Pro forma FFO growth.

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Property Operations
Aimco's property operations consist primarily of Conventional real estate operations, which relate to Aimco's diversified portfolio of market-rate apartment communities and include Same Store Properties, Redevelopment Properties, Acquisition Properties and Other Properties.
Aimco also operates a portfolio of Affordable Properties. Aimco's Affordable real estate operations consist of properties with rents that are generally paid, in whole or in part, by a government agency. Over the next four to five years, Aimco expects to dispose of these properties and reinvest capital in its Conventional portfolio.
In order to ensure comparability between periods, property operating results below are based on Aimco's ownership interest as of June 30, 2012. See the Glossary for definitions and reconciliation of non-GAAP measures.
Total Same Store NOI Up 6.1% for Second Quarter and Year-Over-Year

		SECOND QUARTER Year-over-Year			YEAR-TO-DATE Year-over-Year
	% NOI	Revenue	Expenses	NOI	Revenue	Expenses	NOI
Conventional Same Store	82%	4.6%	2.4%	5.9%	4.4%	1.0%	6.3%
Affordable Same Store	12%	4.3%	0.6%	7.0%	3.7%	2.7%	4.4%
Total Same Store	94%	4.6%	2.1%	6.1%	4.3%	1.3%	6.1%
Conventional Same Store Results

	SECOND QUARTER					YEAR-TO-DATE
	Year-over-Year			Sequential		Year-over-Year
	2012	2011	Variance	1st Qtr	Variance	2012	2011	Variance
Average Rent Per Unit	$1,140	$1,091	4.5%	$1,126	1.2%	$1,133	$1,085	4.4%
Other Income Per Unit	136	122	11.5%	129	5.4%	132	122	8.2%
Average Revenue Per Unit	$1,276	$1,213	5.2%	$1,255	1.7%	$1,265	$1,207	4.8%
Average Daily Occupancy	95.5%	95.9%	-0.4%	96.0%	-0.5%	95.7%	96.2%	-0.5%

$ in Millions
Revenue	$192.2	$183.6	4.6%	$190.2	1.0%	$382.4	$366.3	4.4%
Expenses	(68.0)	(66.4)	2.4%	(67.5)	0.6%	(135.5)	(134.2)	1.0%
NOI	$124.2	$117.2	5.9%	$122.7	1.2%	$246.9	$232.1	6.3%
Rental Rates Rising

2012	1st Qtr	Apr	May	Jun	2nd Qtr	Year-to-Date
New lease increases	2.0%	4.8%	4.7%	3.8%	4.3%	3.4%
Renewal increases	5.1%	5.6%	5.4%	6.1%	5.7%	5.4%
Weighted average	3.4%	5.1%	5.1%	4.8%	5.0%	4.3%
Affordable Same Store Results - For second quarter 2012, average month-end occupancy for the Affordable portfolio was 98.6%, an increase of 0.9% from second quarter 2011, while average revenue per unit increased 3.4% from $935 to $967 per unit.

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Refer to Supplemental Schedules 6a through 6d for additional details on Conventional Same Store operating results.
Portfolio Management
Aimco's portfolio strategy focuses on B/B+ quality conventional apartment communities located in the largest U.S. markets as measured by total apartment value.
Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: A-quality assets are those with rents greater than 125% of local market average; B-quality assets are those with rents 90% to 125% of local market average; and C-quality assets are those with rents less than 90% of local market average. For first quarter 2012, the most recent period for which REIS information is available, Aimco's Conventional Property rents averaged approximately 101% of local market average rents, down from 102% in fourth quarter 2011.
Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois. In executing Aimco's portfolio strategy, the company expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in higher-quality properties in its target markets through redevelopment and acquisitions.
By selling each year the lowest-rated 5% to 10% of its portfolio, Aimco expects its year-end portfolio average revenue per unit to increase at a rate that is approximately 4% to 5% greater than annual market rent growth.
Conventional Property Revenue per Unit Up 8.1% to $1,290
Second quarter 2012 Conventional portfolio average revenue per unit was $1,290, an 8.1% increase compared to second quarter 2011, as a result of year-over-year revenue growth of 4.7% and the sale of Conventional Properties during 2011 and 2012 with average revenues per unit substantially lower than those of the retained portfolio.
Aimco expects fourth quarter 2012 Conventional portfolio revenue per unit to average approximately $1,370, an increase of 9% compared to fourth quarter 2011, with approximately half of the increase generated by market rent growth and half the result of sales of lower-rent properties.
Dispositions - In second quarter 2012, Aimco sold five Conventional Properties and 11 Affordable Properties with 1,151 and 1,082 units, respectively, for $122.4 million in gross proceeds. Average revenue per unit for the Conventional Properties sold during the quarter was $825, compared to the retained portfolio average of $1,290 per unit. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $48.3 million.
During 2012, Aimco expects to continue to upgrade its portfolio by selling more than 25 Conventional Properties and more than 60 Affordable Properties.  Aimco has discussed previously the potential acceleration of portfolio upgrades by selling in 2012 properties otherwise expected to be sold in 2013 and 2014.  Aimco's portfolio strategy and targets remain unchanged and these properties continue to be listed for sale in portfolios and/or as individual asset sales.  With the recent redemptions of its high-cost preferred stocks, an immediate use of proceeds from such an acceleration of future sales no longer exists; however, should an opportunity arise to put to use proceeds from sales of these assets on a value-accretive basis, Aimco will give further consideration to accelerating its disposition plans.
Acquisitions - During the second quarter, Aimco acquired for $38.9 million a 42-unit property located in the Chelsea neighborhood of Manhattan. The acquisition was funded in part using $20.0 million of newly placed non-recourse property debt with a 3.95% fixed interest rate, and in part by the tax-free exchange of proceeds from the sale of lower-rated properties. The property's average revenue per unit is approximately $4,000, and its average rents are approximately 38% greater than the local market average.

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See Supplemental Schedules 7a and 7b for additional details regarding Aimco's Conventional portfolio quality and capital allocation, and Supplemental Schedule 8 for information related to disposition and acquisition activity.
Redevelopment
During the second quarter, Aimco began the construction of 28 new townhomes on a vacant land parcel at its Elm Creek property located in Chicago. Aimco expects to invest $9.9 million in the development and first occupancy is anticipated in the fourth quarter 2012. Current market rents for comparable product are estimated to average approximately $2,950 per unit.
During 2012, Aimco expects to invest $125 to $150 million in redevelopment projects at a total of ten properties. Construction is currently underway at five of these properties including: Elm Creek; Pacific Bay Vistas in San Bruno, California; The Palazzo in West Los Angeles; Flamingo South Beach in Miami; and Plantation Gardens in Plantation, Florida. Aimco completed Phase I of the redevelopment of Lincoln Place in Venice, California during the second quarter and expects to start Phases II and III during the second half of 2012. The projects at Flamingo South Beach and Plantation Gardens are expected to be completed by year-end.
During the balance of 2012, multi-year redevelopment projects are expected to begin at: 2900 on First in Seattle; Park Towne Place and The Sterling, both located in Center-City Philadelphia; and The Preserve at Marin in the San Francisco Bay Area. Over the next few years, Aimco expects to invest approximately $400 million in these ten projects and, based on current market rents, generate average initial cash returns greater than 7% and average Free Cash Flow Internal Rates of Return in excess of 10%.
See Supplemental Schedule 10 for additional details regarding Aimco's redevelopment activities.
Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF JUNE 30, 2012
$ in Millions	Amount	% of Total	Weighted Avg Maturity (Yrs)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,765.1	91%	7.6	5.45%
Preferred securities (including $300 million called for redemption)	448.4	9%	Perpetual	7.26%
Total leverage	$5,213.5	100%	n/a	5.60%
Debt Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA of less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. In measuring leverage, Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. See the Glossary for definitions of these metrics.

	Trailing- Twelve- Month		Annualized 2nd Qtr		Expected Annualized 4th Qtr 2012
	2012	2011	2012	2011
Debt to EBITDA	8.2x	8.4x	7.9x	8.3x	7.5x
Debt and Preferred Equity to EBITDA	8.5x	9.8x	8.2x	9.7x	7.7x
EBITDA Coverage of Interest	2.2x	2.1x	2.3x	2.2x	2.5x
EBITDA Coverage of Interest and Preferred Dividends	2.1x	1.7x	2.2x	1.8x	2.3x
2012 ratios are provided on a pro forma basis, taking into account the impacts of Aimco's equity activities in the second quarter and July.

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Aimco made significant progress toward its stated leverage targets with the redemption of $300.9 million of preferred stock during the second quarter 2012, and redemption of an additional $300.0 million of preferred stock in July. As a result of these redemptions, Aimco now expects to achieve its leverage targets by early 2014, two years earlier than anticipated at the beginning of 2012. Future leverage reduction is expected from earnings growth generated by the current portfolio and by regularly scheduled property debt amortization from retained earnings.
Liquidity
Aimco's recourse debt at June 30, 2012, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of second quarter, Aimco had no outstanding borrowings on its revolving credit facility and available capacity was $473.0 million, net of $27.0 million of letters of credit backed by the facility. At the end of the quarter, Aimco had on hand $312.9 million of unrestricted cash, $300.0 million of which was used to redeem preferred stock in July, and $65.1 million in unfunded commitments to fund redevelopment investments.
See Supplemental Schedule 4 for additional details about Aimco's non-recourse property debt and Supplemental Schedule 5 for information related to Aimco's preferred securities.
Equity Activity
Common Stock Offerings - During second quarter 2012, Aimco completed two public offerings resulting in the sale of 20,794,200 shares of its Common Stock generating net proceeds of $558.6 million, or $26.86 per share. Additionally, pursuant to an option granted to underwriters of the June equity offering, Aimco sold in July 1,350,000 shares of Common Stock for net proceeds of $36.1 million, or $26.74 per share. In connection with these Common Stock offerings, the holders of near-term expiring stock options exercised 2,041,934 stock options with a weighted average exercise price of $23.01 per option for proceeds to Aimco of $47.0 million. The shares received upon exercise were then sold by the stockholders as part of the public offerings described above. In total, Aimco issued 24.2 million shares of its Common Stock generating net proceeds of $641.7 million, or an average of $26.53 per share.
Preferred Stock Redemptions - Also during second quarter, using the proceeds from the May equity offering, Aimco redeemed for $300.9 million all of the outstanding shares of its Class T, Class V, and Class Y Cumulative Preferred Stock. In connection with these redemptions, Aimco wrote off previously deferred issuance costs totaling $10.5 million. In June, Aimco called for redemption its Class U Cumulative Preferred Stock and, in July, using the proceeds from the June equity offering, Aimco redeemed all of the outstanding shares and wrote off an additional $10.1 million of previously deferred issuance costs, which will be recognized in the third quarter.
Dividend - As announced on August 1, 2012, Aimco's Board of Directors declared a quarterly cash dividend of $0.20 per share of Class A Common Stock for the quarter ended June 30, 2012, which, on an annualized basis, is a 67% increase compared to the dividends paid during 2011. The second quarter 2012 dividend is payable on August 31, 2012, to stockholders of record on August 17, 2012.

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2012 Outlook

$ in Millions (except per share amounts)	THIRD QUARTER	CURRENT FULL YEAR	PREVIOUS FULL YEAR

Net loss per share	-$0.18 to -$0.14	-$0.29 to -$0.22	-$0.64 to -$0.56
Pro forma FFO per share	$0.43 to $0.47	$1.78 to $1.86	$1.76 to $1.84
AFFO per share		$1.30 to $1.38	$1.24 to $1.34

Conventional Same Store Operating Measures
NOI change compared to second quarter 2012	0.0% to 1.0%
NOI change compared to same period 2011	6.5% to 7.5%	6.0% to 7.0%	5.5% to 7.5%
Revenue change compared to 2011		4.75% to 5.25%	4.5% to 5.5%
Expense change compared to 2011		2.0% to 2.5%	2.25% to 2.75%
Average daily occupancy		95.5% to 96.0%	95.5% to 96.0%
Affordable Same Store NOI change compared to 2011		2.5% to 3.5%	0.5% to 1.5%
Total Same Store NOI change compared to 2011		5.5% to 6.5%	5.00% to 6.75%

Asset Management and Tax Credit Activities
Recurring Revenues		$30	$30
Recurring Expenses		$5	$5
Non-Recurring Revenues		$6	$6
Non-Recurring Expenses, including pursuit costs of $1.5		$4	$3

Offsite Costs
Property Management Expenses		$35	$35
General and Administrative Expenses		$47	$47

Capital Expenditures
Conventional Redevelopment		$125 - $150	$125 - $150
Property Upgrades		$30 - $40	$30 - $40

Transaction Activities (Aimco Share)
Acquisitions (100% Aimco Share)		$130	$130
Real Estate Value of Partnership Tenders and Mergers		$160	$160
Dispositions, before transaction expenses and repayment of property debt		$600 - $700	$550 - 650
As described elsewhere in this Earnings Release, Aimco adds back to FFO preferred stock redemption related amounts in its computation of Pro forma FFO as well as AFFO.

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Earnings Conference Call

Friday, August 3, 2012 at 1:00 p.m. EDT	Replay available until 9:00 a.m. EDT on August 20, 2012
Domestic Dial-In Number: 1-866-843-0890	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-9250	International Dial-In Number: 1-412-317-0088
Passcode: 1368119	Passcode: 10016013
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.
Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of third quarter and full year 2012 results. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions and redevelopments; and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2011, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

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About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 344 communities serving approximately 250,000 residents in 30 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

8

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Rental and other property revenues	$261,958	$251,715	$522,974	$501,933
Asset management and tax credit revenues	8,914	7,651	16,985	16,887
Total revenues	270,872	259,366	539,959	518,820
OPERATING EXPENSES:
Property operating expenses	105,875	106,409	212,118	219,289
Investment management expenses	3,240	2,111	6,628	5,087
Depreciation and amortization	93,052	86,964	185,380	178,881
Provision for real estate impairment losses	6,707	—	13,071	—
General and administrative expenses	13,556	12,448	25,181	23,629
Other expense, net	427	4,922	6,689	8,787
Total operating expenses	222,857	212,854	449,067	435,673
Operating income	48,015	46,512	90,892	83,147
Interest income	2,477	1,967	5,031	3,973
Interest expense	(64,255)	(92,911)	(133,421)	(164,495)
Equity in losses of unconsolidated real estate partnerships	(2,242)	(1,798)	(3,005)	(3,446)
Gain on dispositions of interests in unconsolidated real estate and other, net	4,314	808	4,602	2,020
Loss before income taxes and discontinued operations	(11,691)	(45,422)	(35,901)	(78,801)
Income tax benefit	230	1,859	468	4,020
Loss from continuing operations	(11,461)	(43,563)	(35,433)	(74,781)
Income from discontinued operations, net	45,592	16,592	80,211	20,533
Net income (loss)	34,131	(26,971)	44,778	(54,248)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(9,665)	2,771	(17,430)	10,076
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,611)	(1,671)	(3,281)	(3,342)
Net (income) loss attributable to common noncontrolling interests in Aimco Operating Partnership	(55)	2,420	682	4,803
Total noncontrolling interests	(11,331)	3,520	(20,029)	11,537
Net income (loss) attributable to Aimco	22,800	(23,451)	24,749	(42,711)
Net income attributable to Aimco preferred stockholders	(22,182)	(9,672)	(34,621)	(22,128)
Net income attributable to participating securities	(95)	(54)	(214)	(111)
Net income (loss) attributable to Aimco common stockholders	$523	$(33,177)	$(10,086)	$(64,950)
Weighted average common shares outstanding - basic and diluted	127,395	119,156	123,960	118,238
Earnings (loss) per common share - basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.30)	$(0.36)	$(0.60)	$(0.67)
Income from discontinued operations attributable to Aimco common stockholders	0.30	0.08	0.52	0.12
Net income (loss) attributable to Aimco common stockholders	$—	$(0.28)	$(0.08)	$(0.55)

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Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Rental and other property revenues	$2,729	$25,687	$10,377	$54,768
Property operating expenses	1,598	(13,438)	(2,479)	(28,263)
Depreciation and amortization	(1,534)	(8,767)	(4,618)	(18,300)
Provision for real estate impairment losses	(1,341)	(2,452)	(1,662)	(6,307)
Operating income	1,452	1,030	1,618	1,898
Interest income	54	513	108	789
Interest expense	1,180	(4,814)	(97)	(9,912)
Income (loss) before gain on dispositions of real estate and income taxes	2,686	(3,271)	1,629	(7,225)
Gain on dispositions of real estate	48,518	19,716	84,211	27,434
Income tax (expense) benefit	(5,612)	147	(5,629)	324
Income from discontinued operations, net	$45,592	$16,592	$80,211	$20,533
Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(4,754)	$(6,755)	$(11,623)	$(5,370)
Noncontrolling interests in Aimco Operating Partnership	(2,670)	(655)	(4,424)	(1,013)
Total noncontrolling interests	(7,424)	(7,410)	(16,047)	(6,383)
Income from discontinued operations attributable to Aimco	$38,168	$9,182	$64,164	$14,150

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Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Buildings and improvements	$6,773,507	$6,635,497
Land	2,060,115	2,028,468
Total real estate	8,833,622	8,663,965
Accumulated depreciation	(2,888,828)	(2,751,043)
Net real estate	5,944,794	5,912,922
Cash and cash equivalents	312,964	91,066
Restricted cash	168,864	185,811
Accounts receivable, net	35,592	41,796
Notes receivable, net	102,798	111,205
Investment in unconsolidated real estate partnerships	34,400	47,790
Other assets	338,664	344,226
Assets held for sale	9,030	137,046
Total assets	$6,947,106	$6,871,862
LIABILITIES AND EQUITY
Non-recourse property debt	$5,090,443	$5,057,296
Accounts payable	27,054	32,607
Accrued liabilities and other	238,271	284,420
Deferred income	133,097	139,821
Liabilities related to assets held for sale	8,618	129,660
Total liabilities	5,497,483	5,643,804
Preferred noncontrolling interests in Aimco Operating Partnership	80,401	83,384
Equity:
Perpetual Preferred Stock	366,216	657,114
Class A Common Stock	1,442	1,209
Additional paid-in capital	3,683,764	3,098,333
Accumulated other comprehensive loss	(6,292)	(6,860)
Distributions in excess of earnings	(2,897,490)	(2,841,467)
Total Aimco equity	1,147,640	908,329
Noncontrolling interests in consolidated real estate partnerships	258,647	270,666
Common noncontrolling interests in Aimco Operating Partnership	(37,065)	(34,321)
Total equity	1,369,222	1,144,674
Total liabilities and equity	$6,947,106	$6,871,862

11

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011
(in thousands, except per share data) (unaudited)
	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$201,700	$—	$(9,284)	$192,416	$193,529	$—	$(13,687)	$179,842
Affordable Same Store	37,655	176	(7,587)	30,244	36,165	170	(7,349)	28,986
Total Same Store	239,355	176	(16,871)	222,660	229,694	170	(21,036)	208,828
Other Conventional	17,023	2,057	—	19,080	16,409	1,189	—	17,598
Other Affordable	5,464	5,238	(8,573)	2,129	5,335	8,645	(11,267)	2,713
Property management revenues, primarily from affiliates	116	(158)	1,098	1,056	277	(158)	1,270	1,389
Total rental and other property revenues	261,958	7,313	(24,346)	244,925	251,715	9,846	(31,033)	230,528

Property operating expenses
Conventional Same Store	71,121	—	(3,259)	67,862	69,664	—	(5,137)	64,527
Affordable Same Store	14,808	108	(3,070)	11,846	14,757	119	(3,137)	11,739
Total Same Store	85,929	108	(6,329)	79,708	84,421	119	(8,274)	76,266
Other Conventional	7,837	1,135	—	8,972	7,313	777	—	8,090
Other Affordable	3,314	3,625	(5,736)	1,203	2,867	5,891	(7,133)	1,625
Casualties	98	—	(71)	27	1,322	—	326	1,648
Property management expenses	8,697	—	—	8,697	10,486	—	—	10,486
Total property operating expenses	105,875	4,868	(12,136)	98,607	106,409	6,787	(15,081)	98,115
Net real estate operations	156,083	2,445	(12,210)	146,318	145,306	3,059	(15,952)	132,413

Amortization of deferred tax credit income	7,431	—	—	7,431	7,063	—	—	7,063
Asset management revenues	—	—	819	819	269	—	415	684
Non-recurring revenues	1,483	—	—	1,483	319	—	(22)	297
Total asset management and tax credit revenues	8,914	—	819	9,733	7,651	—	393	8,044

Investment management expenses	(3,240)	—	—	(3,240)	(2,111)	—	—	(2,111)
Depreciation and amortization related to non-real estate assets	(3,352)	2	27	(3,323)	(3,218)	(1)	32	(3,187)
General and administrative expenses	(13,556)	(2)	116	(13,442)	(12,448)	(1)	283	(12,166)
Other expense, net	(427)	—	726	299	(4,922)	102	2,785	(2,035)
Interest income	2,477	7	155	2,639	1,967	(59)	(455)	1,453
Interest expense	(64,255)	(1,490)	610	(65,135)	(92,911)	(2,075)	12,144	(82,842)
Gain (loss) on disposition of non-depreciable assets and other	208	—	—	208	(68)	—	—	(68)
Income tax benefit	268	—	—	268	1,841	—	—	1,841
Discontinued operations, net of non-FFO items	5,690	—	(4,341)	1,349	8,142	—	(586)	7,556
Preferred dividends and distributions	(13,264)	—	—	(13,264)	(14,092)	—	—	(14,092)
Preferred redemption related amounts	(10,530)	—	—	(10,530)	2,749	—	—	2,749
Common noncontrolling interests in Aimco Operating Partnership	(3,280)	—	—	(3,280)	(2,609)	—	—	(2,609)
Amounts allocated to participating securities	(196)	—	—	(196)	(138)	—	—	(138)
Funds From Operations	$61,540	$962	$(14,098)	$48,404	$35,139	$1,025	$(1,356)	$34,808
Preferred stock redemption related amounts	10,530	—	—	10,530	(2,749)	—	—	(2,749)
Common noncontrolling interests in Aimco Operating Partnership	(679)	—	—	(679)	187	—	—	187
Amounts allocated to participating securities	(40)	—	—	(40)	10	—	—	10
Pro forma Funds From Operations	$71,351	$962	$(14,098)	$58,215	$32,587	$1,025	$(1,356)	$32,256

	Weighted average shares - diluted FFO			127,807	Weighted average shares - diluted FFO			119,484
	Per Share:				Per Share:
	Funds From Operations			$0.38	Funds From Operations			$0.29
	Pro forma Funds From Operations			$0.46	Pro forma Funds From Operations			$0.27

12

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011
(in thousands) (unaudited)
	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$71,351	$962	$(14,098)	$58,215	$32,587	$1,025	$(1,356)	$32,256
Adjustments related to continuing operations:
Depreciation and amortization	(93,052)	(2,072)	7,870	(87,254)	(86,964)	(2,825)	9,815	(79,974)
Depreciation and amortization related to non-real estate assets	3,352	(2)	(27)	3,323	3,218	1	(32)	3,187
Provision for impairment losses on depreciable assets	(6,915)	(2,503)	2,503	(6,915)	—	(1,014)	1,014	—
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	4,276	1,373	(5,349)	300	878	1,015	(1,238)	655
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(1,494)	—	222	(1,272)	(8,716)	—	1,678	(7,038)
Provision for operating real estate impairment losses, net of tax	(1,341)	—	1,410	69	(2,452)	—	(415)	(2,867)
Gain on dispositions of real estate, net of tax	42,738	—	(2,196)	40,542	19,634	—	(6,695)	12,939
Total adjustments	$(52,436)	$(3,204)	$4,433	$(51,207)	$(74,402)	$(2,823)	$4,127	$(73,098)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	3,904	—	—	3,904	4,842	—	—	4,842
Amounts allocable to participating securities	141	—	—	141	74	—	—	74
Preferred stock redemption related amounts	(10,530)	—	—	(10,530)	2,749	—	—	2,749
Equity in losses of unconsolidated real estate partnerships	(2,242)	2,242	—	—	(1,798)	1,798	—	—
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(9,665)	—	9,665	—	2,771	—	(2,771)	—
Net loss attributable to Aimco common stockholders	$523	$—	$—	$523	$(33,177)	$—	$—	$(33,177)

13

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011
(in thousands, except per share data) (unaudited)
	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$401,335	$—	$(20,298)	$381,037	$385,829	$—	$(28,568)	$357,261
Affordable Same Store	74,966	362	(15,094)	60,234	72,281	332	(14,535)	58,078
Total Same Store	476,301	362	(35,392)	441,271	458,110	332	(43,103)	415,339
Other Conventional	32,312	3,694	—	36,006	32,298	2,387	(136)	34,549
Other Affordable	14,110	11,827	(21,909)	4,028	10,671	18,804	(24,030)	5,445
Property management revenues, primarily from affiliates	251	(292)	2,104	2,063	854	(315)	2,369	2,908
Total rental and other property revenues	522,974	15,591	(55,197)	483,368	501,933	21,208	(64,900)	458,241

Property operating expenses
Conventional Same Store	141,951	—	(7,476)	134,475	140,947	—	(11,023)	129,924
Affordable Same Store	30,332	242	(6,423)	24,151	29,582	271	(6,365)	23,488
Total Same Store	172,283	242	(13,899)	158,626	170,529	271	(17,388)	153,412
Other Conventional	15,743	2,051	—	17,794	15,297	1,546	(76)	16,767
Other Affordable	6,207	7,912	(11,946)	2,173	5,779	12,388	(14,893)	3,274
Casualties	193	—	30	223	6,625	(11)	242	6,856
Property management expenses	17,692	—	—	17,692	21,059	—	—	21,059
Total property operating expenses	212,118	10,205	(25,815)	196,508	219,289	14,194	(32,115)	201,368
Net real estate operations	310,856	5,386	(29,382)	286,860	282,644	7,014	(32,785)	256,873

Amortization of deferred tax credit income	14,685	—	—	14,685	14,166	—	—	14,166
Asset management revenues	—	—	1,915	1,915	1,523	—	1,198	2,721
Non-recurring revenues	2,300	—	2	2,302	1,198	—	3	1,201
Total asset management and tax credit revenues	16,985	—	1,917	18,902	16,887	—	1,201	18,088

Investment management expenses	(6,628)	—	—	(6,628)	(5,087)	—	—	(5,087)
Depreciation and amortization related to non-real estate assets	(6,630)	1	58	(6,571)	(6,382)	(2)	66	(6,318)
General and administrative expenses	(25,181)	(4)	280	(24,905)	(23,629)	(2)	601	(23,030)
Other expense, net	(6,689)	(15)	1,597	(5,107)	(8,787)	137	4,686	(3,964)
Interest income	5,031	13	57	5,101	3,973	(115)	(541)	3,317
Interest expense	(133,421)	(3,230)	6,622	(130,029)	(164,495)	(4,534)	21,621	(147,408)
Gain (loss) on disposition of non-depreciable assets and other	2	—	—	2	(68)	—	—	(68)
Income tax benefit	505	—	—	505	4,060	—	—	4,060
Discontinued operations, net of non-FFO items	8,274	—	(4,561)	3,713	17,837	—	(1,864)	15,973
Preferred dividends and distributions	(27,372)	—	—	(27,372)	(28,219)	—	—	(28,219)
Preferred redemption related amounts	(10,530)	—	—	(10,530)	2,749	—	—	2,749
Common noncontrolling interests in Aimco Operating Partnership	(6,704)	—	—	(6,704)	(6,029)	—	—	(6,029)
Amounts allocated to participating securities	(452)	—	—	(452)	(368)	—	—	(368)
Funds From Operations	$118,046	$2,151	$(23,412)	$96,785	$85,086	$2,498	$(7,015)	$80,569
Preferred stock redemption related amounts	10,530	—	—	10,530	(2,749)	—	—	(2,749)
Common noncontrolling interests in Aimco Operating Partnership	(679)	—	—	(679)	187	—	—	187
Amounts allocated to participating securities	(46)	—	—	(46)	13	—	—	13
Pro forma Funds From Operations	$127,851	$2,151	$(23,412)	$106,590	$82,537	$2,498	$(7,015)	$78,020

	Weighted average shares - diluted FFO			124,337	Weighted average shares - diluted FFO			118,567
	Per Share:				Per Share:
	Funds From Operations			$0.78	Funds From Operations			$0.68
	Pro forma Funds From Operations			$0.86	Pro forma Funds From Operations			$0.66

14

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011
(in thousands) (unaudited)
	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$127,851	$2,151	$(23,412)	$106,590	$82,537	$2,498	$(7,015)	$78,020
Adjustments related to continuing operations:
Depreciation and amortization	(185,380)	(4,333)	16,106	(173,607)	(178,881)	(6,057)	20,848	(164,090)
Depreciation and amortization related to non-real estate assets	6,630	(1)	(58)	6,571	6,382	2	(66)	6,318
Provision for impairment losses on depreciable assets	(13,245)	(2,523)	3,231	(12,537)	—	(1,014)	1,014	—
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	4,738	1,701	(6,126)	313	2,068	1,125	(2,381)	812
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(4,563)	—	847	(3,716)	(18,191)	—	3,603	(14,588)
Provision for operating real estate impairment losses, net of tax	(1,662)	—	1,436	(226)	(6,307)	—	2,570	(3,737)
Gain on dispositions of real estate, net of tax	78,161	—	(9,454)	68,707	27,174	—	(8,497)	18,677
Total adjustments	$(115,321)	$(5,156)	$5,982	$(114,495)	$(167,755)	$(5,944)	$17,091	$(156,608)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	8,065	—	—	8,065	10,645	—	—	10,645
Amounts allocable to participating securities	284	—	—	284	244	—	—	244
Preferred stock redemption related amounts	(10,530)	—	—	(10,530)	2,749	—	—	2,749
Equity in losses of unconsolidated real estate partnerships	(3,005)	3,005	—	—	(3,446)	3,446	—	—
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(17,430)	—	17,430	—	10,076	—	(10,076)	—
Net loss attributable to Aimco common stockholders	$(10,086)	$—	$—	$(10,086)	$(64,950)	$—	$—	$(64,950)

15

Supplemental Schedule 2

Portfolio Summary
As of June 30, 2012
(unaudited)
	Number of Properties	Number of Units	Effective Units	Average Ownership
Real Estate Portfolio:
Conventional Same Store	152	54,645	52,602	96%
Affordable Same Store	102	13,712	10,576	77%
Total Same Store	254	68,357	63,178	92%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	6	672	602	90%
Other Conventional	29	4,302	3,453	80%
Other Affordable	50	5,025	766	15%
Conventional Held for Sale	1	192	192	100%
Total real estate portfolio	344	80,050	69,693	87%

Total Conventional portfolio	192	61,313	58,351	95%
Total Affordable portfolio	152	18,737	11,342	61%

* At December 31, 2011, Aimco asset-managed for a fee 147 properties with 10,184 units. In February 2012, Aimco entered into an agreement to transfer asset management of this portfolio and to sell its interests in these assets to the new asset manager upon satisfaction of certain conditions and regulatory approvals. Under the agreement, Aimco is paying the new manager a fee comparable to its historical cost to manage these properties until such time as sale of the portfolio is completed.

16

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is assets, net of debt and preferred equity, at their estimated fair values. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same Store and Other	Affordable	Total
Rental and other property revenues [1]	$816,660	$128,296	$944,956
Property operating expenses [1]	(298,523)	(52,623)	(351,146)
Property NOI [1]	518,137	75,673	593,810

Assumed property management fee (3.0% of revenues)	(24,500)	(3,849)	(28,349)
Property NOI net of assumed property management fee	$493,637	$71,824	$565,461

Proportionate Balance Sheet Data
As of June 30, 2012
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
Assets
Real estate	$8,833,622	$79,703	$(607,295)	$8,306,030
Accumulated depreciation	(2,888,828)	(19,372)	138,812	(2,769,388)
Net real estate [2]	5,944,794	60,331	(468,483)	5,536,642

Cash and cash equivalents	312,964	1,074	(29,453)	284,585
Restricted cash	168,864	3,546	(18,732)	153,678
Accounts receivable, net	35,592	115	(6,390)	29,317
Notes receivable, net	102,798	—	(1,123)	101,675
Investment in unconsolidated real estate partnerships	34,400	(7,257)	(25,928)	1,215
Deferred financing costs, net	44,496	351	(4,653)	40,194
Goodwill	59,816	—	—	59,816
Investment in management contracts	482	—	—	482
Other assets	233,870	638	(2,714)	231,794
Assets held for sale	9,030	—	18	9,048
Total assets	$6,947,106	$58,798	$(557,458)	$6,448,446

Liabilities and Equity
Non-recourse property debt	$5,090,443	$48,622	$(373,929)	$4,765,136
Deferred income [3]	133,097	62	—	133,159
Other liabilities	265,325	10,114	(46,636)	228,803
Liabilities related to assets held for sale	8,618	—	—	8,618
Total liabilities	5,497,483	58,798	(420,565)	5,135,716

Preferred noncontrolling interests in Aimco Operating Partnership	80,401	—	—	80,401
Perpetual preferred stock	366,216	—	—	366,216
Other Aimco equity	781,424	—	121,754	903,178
Noncontrolling interests in consolidated real estate partnerships	258,647	—	(258,647)	—
Common noncontrolling interests in Aimco Operating Partnership	(37,065)	—	—	(37,065)
Total liabilities and equity	$6,947,106	$58,798	$(557,458)	$6,448,446

17

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)
(in thousands) (unaudited)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income, as well as a reconciliation of the trailing twelve month amounts of Rental and other property revenues, Property operating expenses and Proportionate Property Net Operating Income to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three vacant redevelopment properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin, that have June 30, 2012 net book values of $283.9 million in total. These properties are included in Aimco’s redevelopment pipeline.

[3]
Deferred income includes $86.6 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below.

		June 30, 2012
Deferred tax credit income balance		$86,578
Contributions to be received in the future		53,084
Total to be amortized		$139,662

	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2012 Q3 & Q4	$14,176	$(5,529)	$8,647
2013	27,706	(10,805)	16,901
2014	26,720	(10,421)	16,299
2015	22,770	(8,880)	13,890
2016	17,534	(6,838)	10,696
Thereafter	30,756	(11,995)	18,761
Total	$139,662	$(54,468)	$85,194

18

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of June 30, 2012
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$4,342,116	$8,722	$(193,456)	$4,157,382	6.9	5.73%

Fixed rate tax-exempt bonds	16,580	—	(3,338)	13,242	2.0	6.32%
Floating rate tax-exempt bonds	86,715	—	(5,242)	81,473	7.1	0.20%
Total property tax-exempt bond financing	103,295	—	(8,580)	94,715	6.3	1.18%
Total Conventional portfolio	4,445,411	8,722	(202,036)	4,252,097	6.9	5.62%

Affordable Portfolio:
Fixed rate loans payable	405,362	39,900	(126,620)	318,642	11.3	4.52%
Floating rate loans payable	40,761	—	(20,410)	20,351	6.4	3.17%
Total property loans payable	446,123	39,900	(147,030)	338,993	10.9	4.40%

Fixed rate tax-exempt bonds	102,578	—	(24,863)	77,715	26.4	4.98%
Floating rate tax-exempt bonds	96,331	—	—	96,331	5.7	2.82%
Total property tax-exempt bond financing	198,909	—	(24,863)	174,046	16.3	3.93%
Total Affordable portfolio	645,032	39,900	(171,893)	513,039	12.6	4.25%
Total non-recourse property debt	$5,090,443	$48,622	$(373,929)	$4,765,136	7.6	5.45%

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,566,981	95.8%
Floating rate tax-exempt bonds	177,804	3.7%
Floating rate loans payable	20,351	0.4%
Total	$4,765,136

	Amortization	Maturities	Total	Maturities as a Percent of Total Debt	Average Rate on Maturing Debt
2012 Q3	$21,077	$35,445	$56,522	0.74%	4.87%
2012 Q4	21,549	31	21,580	0.00%	5.50%
Total 2012	42,626	35,476	78,102	0.74%	4.87%

2013 Q1	21,578	77,256	98,834	1.62%	5.10%
2013 Q2	21,596	23,487	45,083	0.49%	5.36%
2013 Q3	21,611	124,289	145,900	2.61%	4.97%
2013 Q4	21,719	68,921	90,640	1.45%	6.89%
Total 2013	86,504	293,953	380,457	6.17%	5.50%

2014	86,229	292,686	378,915	6.14%	4.84%
2015	86,718	188,398	275,116	3.95%	4.84%
2016	84,534	372,539	457,073	7.82%	5.65%
2017	78,871	441,167	520,038	9.26%	5.94%
2018	73,874	206,885	280,759	4.34%	4.65%
2019	67,689	525,122	592,811	11.02%	5.77%
2020	59,139	395,605	454,744	8.30%	6.51%
2021 [2]	38,065	729,607	767,672	15.31%	5.72%
2022	25,864	175,556	201,420	3.68%	5.17%
Thereafter	251,305	126,724	378,029	2.66%	3.22%
Total	$981,418	$3,783,718	$4,765,136

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet.

[2]
2021 maturities includes property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. After consideration of the repayment of these investments, the net effective maturities exposure for 2021 is $628.7 million, or 13.5% of maturities as a percentage of total debt.

19

Supplemental Schedule 4 (continued)

					(page 2 of 2)
Year-to-Date Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds [1]	Prior Rate	New Rate
2012	$55.0	$72.0	$16.9	6.85%	4.54%
2016	0.9	6.1	5.3	4.75%	4.72%
2028	14.3	14.5	0.2	1.50%	4.16%
New loans	—	2.6	2.6	—	4.72%
Acquisition [2]	—	49.1	—	—	4.90%
Totals	$70.2	$144.3	$25.0	5.74%	4.63%

Debt Ratios

		Trailing Twelve Months [3]	Annualized Second Quarter [3]

Debt to EBITDA		8.2x	7.9x

Debt and Preferred Equity to EBITDA		8.5x	8.2x

EBITDA Coverage of Interest		2.2x	2.3x

EBITDA Coverage of Interest and Preferred Dividends		2.1x	2.2x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant

Debt Service Coverage Ratio		1.61x	1.50x

Fixed Charge Coverage Ratio		1.38x	1.30x

Credit Ratings

Moody’s Investor Service	Corporate Family Rating		Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

Notes

[1] Net Proceeds is after transaction costs, prepayment penalties and payment of distributions to noncontrolling limited partners.
[2] Includes $20.0 million of new non-recourse property debt related to a property acquired during the second quarter and $29.1 million, which represents the contractual principal and interest of a non-recourse property debt obligation Aimco assumed in connection with a property acquisition during the first quarter (see Supplemental Schedule 8 for further details). At the date of acquisition, the loan had a fair value of $33.3 million and an effective interest rate of 3.41%.

[3] All ratios are provided on a pro forma basis, taking into consideration the effects of Aimco's equity activities during the second quarter and July.

20

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of June 30, 2012	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.720%	37,000
Total perpetual preferred stock				68,856

Preferred Partnership Units	2,944		8.100%	79,576
Total preferred securities				148,432

Perpetual Preferred Stock Called for Redemption:
Class U [1]	12,000	3/24/2009	7.750%	300,000
Total outstanding preferred securities				$448,432

Common Stock, Partnership Units and Equivalents

	As of June 30, 2012	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
		EPS	FFO	EPS	FFO
Class A Common Stock outstanding [2]	143,669	127,395	127,395	123,960	123,960
Dilutive securities:
Options and restricted stock	290	—	412	—	377
Total shares and dilutive share equivalents	143,959	127,395	127,807	123,960	124,337
Common Partnership Units and equivalents	8,183
Total shares, units and dilutive share equivalents	152,142

Notes

[1] Aimco redeemed all of the outstanding shares of the Class U Perpetual Preferred Stock effective July 26, 2012.
[2] During July 2012, in connection with one of Aimco's second quarter common stock offerings, Aimco sold an additional 1,350,000 shares of Common Stock for net proceeds of $36.1 million, or $26.74 per share.

21

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Second Quarter 2012 Compared to Second Quarter 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	2Q 2012	2Q 2011	Growth	2Q 2012	2Q 2011	Growth	2Q 2012	2Q 2011	Growth	2Q 2012	2Q 2012	2Q 2011	2Q 2012	2Q 2011
Target Markets
Los Angeles	13	3,949	3,297	$19,746	$18,952	4.2%	$5,677	$5,532	2.6%	$14,069	$13,420	4.8%	71.2%	95.7%	96.6%	$2,087	$1,984
Orange County	4	1,213	1,143	5,765	5,578	3.4%	1,765	1,621	8.9%	4,000	3,957	1.1%	69.4%	95.8%	97.9%	1,755	1,662
San Diego	6	2,144	2,074	8,437	8,167	3.3%	2,494	2,351	6.1%	5,943	5,816	2.2%	70.4%	96.1%	95.7%	1,411	1,372
Southern CA Total	23	7,306	6,514	33,948	32,697	3.8%	9,936	9,504	4.5%	24,012	23,193	3.5%	70.7%	95.8%	96.5%	1,813	1,734
East Bay	2	413	353	1,571	1,445	8.7%	549	539	1.9%	1,022	906	12.8%	65.1%	95.6%	98.5%	1,550	1,383
San Jose	1	224	224	1,165	1,071	8.8%	395	395	0.0%	770	676	13.9%	66.1%	97.2%	97.1%	1,784	1,643
San Francisco	5	774	774	4,200	3,817	10.0%	1,412	1,361	3.7%	2,788	2,456	13.5%	66.4%	96.1%	97.3%	1,882	1,689
Northern CA Total	8	1,411	1,351	6,936	6,333	9.5%	2,356	2,295	2.7%	4,580	4,038	13.4%	66.0%	96.1%	97.6%	1,780	1,600

Seattle	1	104	104	444	422	5.2%	171	161	6.2%	273	261	4.6%	61.5%	97.9%	96.6%	1,452	1,402
Pacific Total	32	8,821	7,969	41,328	39,452	4.8%	12,463	11,960	4.2%	28,865	27,492	5.0%	69.8%	95.9%	96.7%	1,803	1,706

Suburban New York - New Jersey	2	1,162	1,162	4,691	4,350	7.8%	1,555	1,559	(0.3)%	3,136	2,791	12.4%	66.9%	97.1%	95.1%	1,387	1,312
Washington - NoVa - MD	14	6,547	6,462	26,918	25,643	5.0%	8,259	7,687	7.4%	18,659	17,956	3.9%	69.3%	96.4%	96.5%	1,441	1,370
Boston	9	3,068	3,068	11,540	10,876	6.1%	4,300	4,230	1.7%	7,240	6,646	8.9%	62.7%	96.1%	96.3%	1,305	1,227
Philadelphia	7	3,888	3,809	15,926	15,326	3.9%	6,290	6,563	(4.2)%	9,636	8,763	10.0%	60.5%	94.7%	95.3%	1,472	1,407
Northeast Total	32	14,665	14,501	59,075	56,195	5.1%	20,404	20,039	1.8%	38,671	36,156	7.0%	65.5%	95.9%	96.0%	1,416	1,345

Miami	5	2,471	2,460	13,157	12,372	6.3%	4,344	4,617	(5.9)%	8,813	7,755	13.6%	67.0%	96.3%	96.4%	1,851	1,739
Palm Beach - Fort Lauderdale	2	704	704	1,910	1,811	5.5%	868	826	5.1%	1,042	985	5.8%	54.6%	96.2%	96.3%	939	890
Orlando	5	1,481	1,481	3,601	3,454	4.3%	1,504	1,450	3.7%	2,097	2,004	4.6%	58.2%	94.6%	94.6%	857	822
Tampa	4	1,263	1,196	2,882	2,772	4.0%	1,222	1,155	5.8%	1,660	1,617	2.7%	57.6%	95.6%	94.3%	840	819
Jacksonville	4	1,643	1,643	4,307	4,069	5.8%	1,868	1,868	0.0%	2,439	2,201	10.8%	56.6%	95.0%	94.9%	919	870
Florida Total	20	7,562	7,484	25,857	24,478	5.6%	9,806	9,916	(1.1)%	16,051	14,562	10.2%	62.1%	95.6%	95.4%	1,205	1,143

Houston	5	2,237	2,168	4,944	4,878	1.4%	2,241	2,106	6.4%	2,703	2,772	(2.5)%	54.7%	93.3%	93.9%	815	799
Denver	8	2,177	2,104	6,501	6,158	5.6%	2,053	1,982	3.6%	4,448	4,176	6.5%	68.4%	95.6%	97.4%	1,077	1,002
Phoenix	8	1,798	1,498	3,483	3,313	5.1%	1,310	1,289	1.6%	2,173	2,024	7.4%	62.4%	95.5%	96.7%	812	763
Dallas - Fort Worth	1	368	368	919	928	(1.0)%	398	398	0.0%	521	530	(1.7)%	56.7%	92.9%	95.4%	896	882
Atlanta	5	1,295	1,125	3,425	3,172	8.0%	1,217	1,268	(4.0)%	2,208	1,904	16.0%	64.5%	95.5%	97.3%	1,062	966
Sunbelt Total	47	15,437	14,747	45,129	42,927	5.1%	17,025	16,959	0.4%	28,104	25,968	8.2%	62.3%	95.2%	95.7%	1,072	1,013

Chicago	13	3,993	3,929	15,315	14,606	4.9%	5,647	5,358	5.4%	9,668	9,248	4.5%	63.1%	95.7%	97.0%	1,358	1,277

Total Target Markets	124	42,916	41,146	160,847	153,180	5.0%	55,539	54,316	2.3%	105,308	98,864	6.5%	65.5%	95.6%	96.2%	1,363	1,290

Other
Baltimore	5	1,180	1,066	3,706	3,577	3.6%	1,368	1,331	2.8%	2,338	2,246	4.1%	63.1%	93.1%	94.9%	1,245	1,179
Nashville	4	1,114	1,114	3,284	3,110	5.6%	1,193	1,116	6.9%	2,091	1,994	4.9%	63.7%	96.6%	95.0%	1,017	980
Norfolk - Richmond	6	1,643	1,564	4,849	4,868	(0.4)%	1,571	1,512	3.9%	3,278	3,356	(2.3)%	67.6%	94.3%	94.8%	1,095	1,095
Other Markets	13	7,792	7,711	19,471	18,887	3.1%	8,293	8,097	2.4%	11,178	10,790	3.6%	57.4%	95.0%	95.1%	886	859

Total Other	28	11,729	11,455	31,310	30,442	2.9%	12,425	12,056	3.1%	18,885	18,386	2.7%	60.3%	94.9%	95.0%	960	932

Grand Total	152	54,645	52,601	$192,157	$183,622	4.6%	$67,964	$66,372	2.4%	$124,193	$117,250	5.9%	64.6%	95.5%	95.9%	$1,276	$1,213

22

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Second Quarter 2012 Compared to First Quarter 2012
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	2Q 2012	1Q 2012	Growth	2Q 2012	1Q 2012	Growth	2Q 2012	1Q 2012	Growth	2Q 2012	2Q 2012	1Q 2012	2Q 2012	1Q 2012
Target Markets
Los Angeles	13	3,949	3,297	$19,746	$19,458	1.5%	$5,677	$5,519	2.9%	$14,069	$13,939	0.9%	71.2%	95.7%	95.9%	$2,087	$2,051
Orange County	4	1,213	1,143	5,765	5,734	0.5%	1,765	1,631	8.2%	4,000	4,103	(2.5)%	69.4%	95.8%	96.6%	1,755	1,732
San Diego	6	2,144	2,074	8,437	8,241	2.4%	2,494	2,346	6.3%	5,943	5,895	0.8%	70.4%	96.1%	94.8%	1,411	1,398
Southern CA Total	23	7,306	6,514	33,948	33,433	1.5%	9,936	9,496	4.6%	24,012	23,937	0.3%	70.7%	95.8%	95.7%	1,813	1,788
East Bay	2	413	353	1,571	1,560	0.7%	549	583	(5.8)%	1,022	977	4.6%	65.1%	95.6%	97.6%	1,550	1,507
San Jose	1	224	224	1,165	1,134	2.7%	395	429	(7.9)%	770	705	9.2%	66.1%	97.2%	97.2%	1,784	1,736
San Francisco	5	774	774	4,200	4,156	1.1%	1,412	1,377	2.5%	2,788	2,779	0.3%	66.4%	96.1%	96.9%	1,882	1,847
Northern CA Total	8	1,411	1,351	6,936	6,850	1.3%	2,356	2,389	(1.4)%	4,580	4,461	2.7%	66.0%	96.1%	97.2%	1,780	1,739

Seattle	1	104	104	444	433	2.5%	171	172	(0.6)%	273	261	4.6%	61.5%	97.9%	97.6%	1,452	1,423
Pacific Total	32	8,821	7,969	41,328	40,716	1.5%	12,463	12,057	3.4%	28,865	28,659	0.7%	69.8%	95.9%	96.0%	1,803	1,775

Suburban New York - New Jersey	2	1,162	1,162	4,691	4,686	0.1%	1,555	1,512	2.8%	3,136	3,174	(1.2)%	66.9%	97.1%	97.2%	1,387	1,383
Washington - NoVa - MD	14	6,547	6,462	26,918	26,776	0.5%	8,259	8,018	3.0%	18,659	18,758	(0.5)%	69.3%	96.4%	96.6%	1,441	1,430
Boston	9	3,068	3,068	11,540	11,187	3.2%	4,300	4,291	0.2%	7,240	6,896	5.0%	62.7%	96.1%	95.8%	1,305	1,269
Philadelphia	7	3,888	3,809	15,926	16,142	(1.3)%	6,290	6,659	(5.5)%	9,636	9,483	1.6%	60.5%	94.7%	95.8%	1,472	1,474
Northeast Total	32	14,665	14,501	59,075	58,791	0.5%	20,404	20,480	(0.4)%	38,671	38,311	0.9%	65.5%	95.9%	96.3%	1,416	1,404

Miami	5	2,471	2,460	13,157	12,988	1.3%	4,344	4,238	2.5%	8,813	8,750	0.7%	67.0%	96.3%	97.5%	1,851	1,804
Palm Beach - Fort Lauderdale	2	704	704	1,910	1,830	4.4%	868	872	(0.5)%	1,042	958	8.8%	54.6%	96.2%	95.2%	939	910
Orlando	5	1,481	1,481	3,601	3,596	0.1%	1,504	1,477	1.8%	2,097	2,119	(1.0)%	58.2%	94.6%	95.5%	857	847
Tampa	4	1,263	1,196	2,882	2,844	1.3%	1,222	1,157	5.6%	1,660	1,687	(1.6)%	57.6%	95.6%	95.6%	840	829
Jacksonville	4	1,643	1,643	4,307	4,276	0.7%	1,868	1,860	0.4%	2,439	2,416	1.0%	56.6%	95.0%	95.7%	919	907
Florida Total	20	7,562	7,484	25,857	25,534	1.3%	9,806	9,604	2.1%	16,051	15,930	0.8%	62.1%	95.6%	96.2%	1,205	1,182

Houston	5	2,237	2,168	4,944	4,907	0.8%	2,241	2,185	2.6%	2,703	2,722	(0.7)%	54.7%	93.3%	93.8%	815	805
Denver	8	2,177	2,104	6,501	6,537	(0.6)%	2,053	2,023	1.5%	4,448	4,514	(1.5)%	68.4%	95.6%	97.3%	1,077	1,065
Phoenix	8	1,798	1,498	3,483	3,445	1.1%	1,310	1,233	6.2%	2,173	2,212	(1.8)%	62.4%	95.5%	96.5%	812	794
Dallas - Fort Worth	1	368	368	919	934	(1.6)%	398	416	(4.3)%	521	518	0.6%	56.7%	92.9%	96.1%	896	881
Atlanta	5	1,295	1,125	3,425	3,389	1.1%	1,217	1,308	(7.0)%	2,208	2,081	6.1%	64.5%	95.5%	97.5%	1,062	1,030
Sunbelt Total	47	15,437	14,747	45,129	44,746	0.9%	17,025	16,769	1.5%	28,104	27,977	0.5%	62.3%	95.2%	96.1%	1,072	1,052

Chicago	13	3,993	3,929	15,315	14,828	3.3%	5,647	5,658	(0.2)%	9,668	9,170	5.4%	63.1%	95.7%	95.6%	1,358	1,315

Total Target Markets	124	42,916	41,146	160,847	159,081	1.1%	55,539	54,964	1.0%	105,308	104,117	1.1%	65.5%	95.6%	96.1%	1,363	1,341

Other
Baltimore	5	1,180	1,066	3,706	3,774	(1.8)%	1,368	1,401	(2.4)%	2,338	2,373	(1.5)%	63.1%	93.1%	95.6%	1,245	1,235
Nashville	4	1,114	1,114	3,284	3,287	(0.1)%	1,193	1,182	0.9%	2,091	2,105	(0.7)%	63.7%	96.6%	96.7%	1,017	1,017
Norfolk - Richmond	6	1,643	1,564	4,849	4,849	0.0%	1,571	1,424	10.3%	3,278	3,425	(4.3)%	67.6%	94.3%	95.0%	1,095	1,088
Other Markets	13	7,792	7,711	19,471	19,248	1.2%	8,293	8,567	(3.2)%	11,178	10,681	4.7%	57.4%	95.0%	95.9%	886	868

Total Other	28	11,729	11,455	31,310	31,158	0.5%	12,425	12,574	(1.2)%	18,885	18,584	1.6%	60.3%	94.9%	95.8%	960	946

Grand Total	152	54,645	52,601	$192,157	$190,239	1.0%	$67,964	$67,538	0.6%	$124,193	$122,701	1.2%	64.6%	95.5%	96.0%	$1,276	$1,255

23

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	YTD 2Q 2012	YTD 2Q 2011	Growth	YTD 2Q 2012	YTD 2Q 2011	Growth	YTD 2Q 2012	YTD 2Q 2011	Growth	YTD 2Q 2012	YTD 2Q 2012	YTD 2Q 2011	YTD 2Q 2012	YTD 2Q 2011
Target Markets
Los Angeles	13	3,949	3,297	$39,204	$37,732	3.9%	$11,196	$11,388	(1.7)%	$28,008	$26,344	6.3%	71.4%	95.8%	96.6%	$2,069	$1,975
Orange County	4	1,213	1,143	11,499	10,982	4.7%	3,396	3,323	2.2%	8,103	7,659	5.8%	70.5%	96.2%	97.3%	1,743	1,645
San Diego	6	2,144	2,074	16,678	16,170	3.1%	4,840	4,498	7.6%	11,838	11,672	1.4%	71.0%	95.5%	95.7%	1,404	1,358
Southern CA Total	23	7,306	6,514	67,381	64,884	3.8%	19,432	19,209	1.2%	47,949	45,675	5.0%	71.2%	95.8%	96.5%	1,800	1,721
East Bay	2	413	353	3,131	2,868	9.2%	1,132	1,097	3.2%	1,999	1,771	12.9%	63.8%	96.6%	97.9%	1,529	1,382
San Jose	1	224	224	2,299	2,135	7.7%	825	815	1.2%	1,474	1,320	11.7%	64.1%	97.2%	97.8%	1,760	1,624
San Francisco	5	774	774	8,356	7,530	11.0%	2,788	2,517	10.8%	5,568	5,013	11.1%	66.6%	96.5%	97.2%	1,865	1,668
Northern CA Total	8	1,411	1,351	13,786	12,533	10.0%	4,745	4,429	7.1%	9,041	8,104	11.6%	65.6%	96.6%	97.5%	1,759	1,585

Seattle	1	104	104	877	819	7.1%	344	325	5.8%	533	494	7.9%	60.8%	97.8%	96.1%	1,437	1,367
Pacific Total	32	8,821	7,969	82,044	78,236	4.9%	24,521	23,963	2.3%	57,523	54,273	6.0%	70.1%	95.9%	96.6%	1,789	1,694

Suburban New York - New Jersey	2	1,162	1,162	9,377	8,601	9.0%	3,067	3,122	(1.8)%	6,310	5,479	15.2%	67.3%	97.1%	94.8%	1,385	1,301
Washington - NoVa - MD	14	6,547	6,462	53,694	51,290	4.7%	16,277	15,250	6.7%	37,417	36,040	3.8%	69.7%	96.5%	96.7%	1,435	1,369
Boston	9	3,068	3,068	22,728	21,571	5.4%	8,591	8,775	(2.1)%	14,137	12,796	10.5%	62.2%	95.9%	96.2%	1,287	1,218
Philadelphia	7	3,888	3,809	32,068	30,853	3.9%	12,949	13,361	(3.1)%	19,119	17,492	9.3%	59.6%	95.2%	95.8%	1,473	1,410
Northeast Total	32	14,665	14,501	117,867	112,315	4.9%	40,884	40,508	0.9%	76,983	71,807	7.2%	65.3%	96.1%	96.2%	1,410	1,342

Miami	5	2,471	2,460	26,145	24,697	5.9%	8,582	9,237	(7.1)%	17,563	15,460	13.6%	67.2%	96.9%	97.3%	1,828	1,720
Palm Beach - Fort Lauderdale	2	704	704	3,739	3,635	2.9%	1,740	1,673	4.0%	1,999	1,962	1.9%	53.5%	95.7%	96.3%	925	893
Orlando	5	1,481	1,481	7,197	6,889	4.5%	2,981	2,962	0.6%	4,216	3,927	7.4%	58.6%	95.1%	94.6%	852	819
Tampa	4	1,263	1,196	5,726	5,568	2.8%	2,379	2,323	2.4%	3,347	3,245	3.1%	58.5%	95.6%	95.2%	834	815
Jacksonville	4	1,643	1,643	8,582	8,101	5.9%	3,728	3,850	(3.2)%	4,854	4,251	14.2%	56.6%	95.4%	94.8%	913	867
Florida Total	20	7,562	7,484	51,389	48,890	5.1%	19,410	20,045	(3.2)%	31,979	28,845	10.9%	62.2%	95.9%	95.8%	1,194	1,137

Houston	5	2,237	2,168	9,851	9,718	1.4%	4,426	4,333	2.1%	5,425	5,385	0.7%	55.1%	93.5%	93.9%	810	796
Denver	8	2,177	2,104	13,038	12,231	6.6%	4,076	4,040	0.9%	8,962	8,191	9.4%	68.7%	96.4%	97.7%	1,071	992
Phoenix	8	1,798	1,498	6,928	6,573	5.4%	2,544	2,516	1.1%	4,384	4,057	8.1%	63.3%	96.0%	97.0%	803	754
Dallas - Fort Worth	1	368	368	1,853	1,872	(1.0)%	814	845	(3.7)%	1,039	1,027	1.2%	56.1%	94.5%	96.6%	889	878
Atlanta	5	1,295	1,125	6,815	6,366	7.1%	2,525	2,604	(3.0)%	4,290	3,762	14.0%	62.9%	96.5%	97.2%	1,046	971
Sunbelt Total	47	15,437	14,747	89,874	85,650	4.9%	33,795	34,383	(1.7)%	56,079	51,267	9.4%	62.4%	95.7%	96.1%	1,062	1,008

Chicago	13	3,993	3,929	30,143	29,214	3.2%	11,305	10,310	9.7%	18,838	18,904	(0.3)%	62.5%	95.6%	97.0%	1,337	1,277

Total Target Markets	124	42,916	41,146	319,928	305,415	4.8%	110,505	109,164	1.2%	209,423	196,251	6.7%	65.5%	95.9%	96.3%	1,352	1,285

Other
Baltimore	5	1,180	1,066	7,481	7,403	1.1%	2,769	2,747	0.8%	4,712	4,656	1.2%	63.0%	94.4%	96.1%	1,240	1,204
Nashville	4	1,114	1,114	6,571	6,135	7.1%	2,375	2,302	3.2%	4,196	3,833	9.5%	63.9%	96.7%	94.7%	1,017	969
Norfolk - Richmond	6	1,643	1,564	9,698	9,694	0.0%	2,997	2,911	3.0%	6,701	6,783	(1.2)%	69.1%	94.6%	95.5%	1,092	1,081
Other Markets	13	7,792	7,711	38,719	37,676	2.8%	16,858	17,037	(1.1)%	21,861	20,639	5.9%	56.5%	95.5%	95.7%	877	851

Total Other	28	11,729	11,455	62,469	60,908	2.6%	24,999	24,997	0.0%	37,470	35,911	4.3%	60.0%	95.3%	95.6%	953	927

Grand Total	152	54,645	52,601	$382,397	$366,323	4.4%	$135,504	$134,161	1.0%	$246,893	$232,162	6.3%	64.6%	95.7%	96.2%	$1,265	$1,207

24

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
Second Quarter and Year-to-Date Second Quarter 2012
(in thousands) (unaudited)

Second Quarter 2012 Compared to Second Quarter 2011

	2Q 2012	% of Total	2Q 2011	$ Change	% Change
Real estate taxes	$18,115	26.7%	$17,537	$578	3.3%
Onsite payroll	13,472	19.8%	14,708	(1,236)	(8.4)%
Utilities	11,287	16.6%	11,184	103	0.9%
Repairs and maintenance	10,922	16.1%	10,712	210	2.0%
Software, technology and other	4,710	6.9%	4,352	358	8.2%
Insurance	4,114	6.1%	2,606	1,508	57.9%
Marketing	2,152	3.2%	2,255	(103)	(4.6)%
Expensed turnover costs	3,192	4.6%	3,018	174	5.8%
Total	$67,964	100.0%	$66,372	$1,592	2.4%

Second Quarter 2012 Compared to First Quarter 2012

	2Q 2012	% of Total	1Q 2012	$ Change	% Change
Real estate taxes	$18,115	26.7%	$17,257	$858	5.0%
Onsite payroll	13,472	19.8%	14,423	(951)	(6.6)%
Utilities	11,287	16.6%	13,349	(2,062)	(15.4)%
Repairs and maintenance	10,922	16.1%	10,343	579	5.6%
Software, technology and other	4,710	6.9%	4,431	279	6.3%
Insurance	4,114	6.1%	3,011	1,103	36.6%
Marketing	2,152	3.2%	2,393	(241)	(10.1)%
Expensed turnover costs	3,192	4.6%	2,331	861	36.9%
Total	$67,964	100.0%	$67,538	$426	0.6%

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

	YTD 2Q 2012	% of Total	YTD 2Q 2011	$ Change	% Change
Real estate taxes	$35,374	26.1%	$34,379	$995	2.9%
Onsite payroll	27,895	20.6%	30,489	(2,594)	(8.5)%
Utilities	24,636	18.2%	24,857	(221)	(0.9)%
Repairs and maintenance	21,265	15.7%	20,737	528	2.5%
Software, technology and other	9,142	6.7%	8,064	1,078	13.4%
Insurance	7,125	5.3%	6,079	1,046	17.2%
Marketing	4,545	3.4%	4,359	186	4.3%
Expensed turnover costs	5,522	4.0%	5,197	325	6.3%
Total	$135,504	100.0%	$134,161	$1,343	1.0%

25

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Second Quarter 2012 Compared to Second Quarter 2011
(unaudited)

	Quarter Ended June 30, 2012					Quarter Ended June 30, 2011
	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit
Target Markets
Los Angeles	14	4,645	3,993	10.4%	$2,086	14	4,645	3,993	10.3%	$1,984
Orange County	4	1,213	1,143	3.0%	1,755	4	1,213	1,143	3.0%	1,662
San Diego	10	2,286	2,146	4.7%	1,411	10	2,286	2,145	4.4%	1,372
Southern CA Total	28	8,144	7,282	18.1%	1,813	28	8,144	7,281	17.7%	1,734

East Bay	2	413	353	0.8%	1,550	2	413	353	0.7%	1,383
San Jose	1	224	224	0.6%	1,784	1	224	224	0.5%	1,643
San Francisco	7	1,208	1,208	2.1%	1,882	6	1,082	1,082	1.9%	1,689
Northern CA Total	10	1,845	1,785	3.5%	1,780	9	1,719	1,659	3.1%	1,600

Seattle	2	239	239	0.6%	1,653	2	239	200	0.5%	1,645

Pacific Total	40	10,228	9,306	22.2%	1,803	39	10,102	9,140	21.3%	1,709

Manhattan	23	999	999	2.9%	2,625	22	957	957	3.1%	2,457
Suburban New York - New Jersey	2	1,162	1,162	2.3%	1,387	4	1,162	944	1.8%	1,368
New York Total	25	2,161	2,161	5.2%	1,911	26	2,119	1,901	4.9%	1,925

Washington - NoVA - MD	16	7,851	6,917	14.4%	1,440	17	8,015	7,048	14.1%	1,359
Boston	11	4,129	4,129	7.3%	1,318	11	4,129	4,129	7.0%	1,246
Philadelphia	7	3,888	3,809	7.2%	1,472	7	3,888	3,664	6.5%	1,419
Northeast Total	59	18,029	17,016	34.1%	1,476	61	18,151	16,742	32.5%	1,410

Miami	5	2,482	2,471	6.6%	1,843	8	2,474	2,362	5.7%	1,755
Palm Beach - Fort Lauderdale	3	1,076	1,076	1.1%	967	4	1,265	1,265	1.2%	920
Orlando	7	2,315	2,315	2.3%	877	9	2,836	2,774	2.6%	828
Tampa	5	1,455	1,388	1.4%	842	6	1,755	1,688	1.7%	827
Jacksonville	4	1,643	1,643	1.8%	919	4	1,643	1,643	1.7%	870
Florida Total	24	8,971	8,893	13.2%	1,169	31	9,973	9,732	12.9%	1,080

Houston	5	2,237	2,168	2.0%	815	6	2,509	2,050	2.0%	795
Denver	8	2,177	2,104	3.3%	1,077	9	2,553	1,991	3.0%	969
Phoenix	9	2,286	1,986	2.1%	842	14	3,617	3,109	3.0%	734
Dallas - Fort Worth	1	368	368	0.4%	896	2	569	569	0.6%	812
Atlanta	5	1,295	1,125	1.6%	1,062	5	1,295	1,125	1.5%	966
Sunbelt Total	52	17,334	16,644	22.6%	1,059	67	20,516	18,576	23.0%	961

Chicago	13	3,993	3,929	7.2%	1,358	15	4,633	4,472	7.7%	1,239

Total Target Markets	164	49,584	46,895	86.1%	1,373	182	53,402	48,930	84.5%	1,272

Other
Baltimore	5	1,180	1,066	1.7%	1,245	5	1,180	993	1.6%	1,169
Inland Empire	—	—	—	—	—	2	376	376	0.4%	777
Michigan	3	3,306	3,306	2.9%	734	3	3,306	3,306	2.8%	709
Minneapolis	2	732	651	1.6%	1,842	2	732	651	1.7%	1,710
Nashville	4	1,114	1,114	1.6%	1,017	4	1,114	865	1.2%	979
Non-Target Florida	4	906	906	1.0%	828	8	1,796	1,796	1.6%	739
Norfolk - Richmond	6	1,643	1,564	2.4%	1,095	6	1,643	1,554	2.6%	1,096
Providence RI	2	708	708	1.1%	1,216	2	708	708	1.1%	1,171
Other Markets	2	2,140	2,141	1.6%	746	4	2,793	2,634	2.5%	753

Total Other	28	11,729	11,456	13.9%	960	36	13,648	12,883	15.5%	901

Grand Total	192	61,313	58,351	100.0%	$1,290	218	67,050	61,813	100.0%	$1,193

26

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
First Quarter 2012 Market Information
(unaudited)

Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the largest U.S. markets as measured by total apartment value. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the largest U.S. markets, with market quality measured in part based on long-term growth characteristics.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 1Q 2012 data, the most recent period for which third-party data is available.

	Quarter Ended March 31, 2012
	Properties	Units	Effective Units	% Aimco NOI	Average Rent per Unit [1]	Market Rent [2]	Percentage of Market Rent Average	2012 - 2014 Projected Revenue Growth [3]
Target Markets
Los Angeles	14	4,645	3,993	10.6%	$1,926	$1,383	139.2%	4.9%
Orange County	4	1,213	1,143	3.1%	1,606	1,513	106.2%	6.1%
San Diego	10	2,286	2,146	4.7%	1,269	1,335	95.1%	3.9%
Southern CA Total	28	8,144	7,282	18.4%	1,662	1,390	119.6%	4.9%

East Bay	2	413	353	0.7%	1,357	1,328	102.2%	5.5%
San Francisco	1	224	224	0.5%	1,602	1,545	103.7%	3.8%
San Jose	7	1,208	1,208	2.1%	1,642	1,888	87.0%	5.8%
Northern CA Total	10	1,845	1,785	3.3%	1,560	1,670	93.4%	5.4%

Seattle	2	239	239	0.5%	1,411	1,015	139.0%	4.9%

Pacific Total	40	10,228	9,306	22.2%	1,637	1,424	115.0%	4.9%

Manhattan	22	957	957	2.4%	2,480	2,885	86.0%	5.2%
Suburban New York - New Jersey	2	1,162	1,162	2.3%	1,237	1,497	82.6%	5.2%
New York Total	24	2,119	2,119	4.7%	1,769	2,124	83.3%	5.2%

Washington - NoVA - MD	17	8,015	7,071	14.8%	1,302	1,454	89.6%	5.0%
Boston	11	4,129	4,129	6.9%	1,203	1,696	71.0%	5.3%
Philadelphia	7	3,888	3,809	7.1%	1,286	1,032	124.6%	3.8%

Northeast Total	59	18,151	17,128	33.5%	1,332	1,500	88.8%	4.8%

Miami	5	2,480	2,469	6.6%	1,616	1,054	153.3%	4.6%
Palm Beach - Fort Lauderdale	3	1,076	1,076	1.0%	844	1,072	78.7%	5.1%
Orlando	7	2,315	2,315	2.2%	757	823	92.0%	5.3%
Tampa	5	1,455	1,388	1.5%	715	806	88.8%	5.2%
Jacksonville	4	1,643	1,643	1.8%	789	764	103.2%	3.2%
Florida Total	24	8,969	8,891	13.1%	1,018	903	112.7%	4.6%

Houston	5	2,237	2,168	1.9%	699	755	92.6%	4.4%
Denver	8	2,177	2,104	3.3%	919	843	109.1%	5.4%
Phoenix	11	2,897	2,597	2.5%	693	701	98.9%	5.0%
Dallas - Fort Worth	1	368	368	0.4%	775	778	99.6%	3.8%
Atlanta	5	1,295	1,125	1.6%	921	772	119.3%	4.8%

Sunbelt Total	54	17,943	17,253	22.8%	909	836	108.7%	4.7%

Chicago	13	3,993	3,929	6.9%	1,173	1,019	115.1%	5.1%

Total Target Markets	166	50,315	47,616	85.4%	1,219	1,200	101.6%	4.9%

Other
Baltimore	5	1,180	1,066	1.8%	1,126	1,003	112.2%	4.7%
Inland Empire	2	376	376	0.4%	783	1,026	76.3%	5.1%
Michigan	3	3,306	3,306	2.6%	597	786	75.9%	4.9%
Minneapolis	2	732	651	1.5%	1,478	954	155.0%	3.9%
Nashville	4	1,114	1,114	1.5%	875	729	120.0%	3.5%
Non-Target Florida	4	906	906	1.0%	709	965	73.4%	4.9%
Norfolk - Richmond	6	1,643	1,564	2.6%	964	858	112.4%	3.8%
Providence RI	2	708	708	1.1%	1,095	1,189	92.1%	4.4%
Other Markets	2	2,140	2,141	2.1%	620	664	93.4%	3.6%

Total Other	30	12,105	11,832	14.6%	815	845	96.5%	4.3%

Grand Total	196	62,420	59,448	100.0%	$1,135	$1,128	100.6%	4.8%

[1] Represents rents after concessions and vacancy loss, divided by Effective Units. Does not include other rental income.
[2] 1Q 2012 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and Axiometrics, third-party providers of commercial real estate information and analyses.

27

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue) (unaudited)

Second Quarter 2012 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional	5	1,151	100%	$85.2	7.1%	$38.8	$43.3	$85.2	$43.3	$825
Affordable	11	1,082	47%	37.2	10.1%	27.9	8.3	13.4	5.0	610
Total Dispositions	16	2,233	74%	$122.4	7.5%	$66.7	$51.6	$98.6	$48.3	$759

Year-to-Date 2012 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt	Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional [3]	8	2,059	95%	$154.5	6.6%	$70.7	$76.3	$144.6	$74.6	$796
Affordable	17	1,659	51%	57.6	9.4%	39.6	16.9	23.6	8.8	607
Total Dispositions	25	3,718	75%	$212.1	7.0%	$110.3	$93.2	$168.2	$83.4	$739

Year-to-Date 2012 Acquisitions

Limited Partner Transactions
During the first quarter, Aimco acquired noncontrolling limited partnership interests in seven consolidated real estate partnerships that own 13 properties with average monthly revenue per effective unit of $975 and in which Aimco affiliates serve as general partner for a total cost of $40.1 million. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $123.6 million.

Phoenix Acquisition
During the first quarter, Aimco acquired a 488-unit property located in Phoenix, Arizona for $72.3 million ($68.8 million contract price), which included Aimco's assumption of non-recourse property debt with a fair value of $33.3 million ($29.1 million outstanding principal), a 3.41% effective interest rate (5.55% contractual), and a 2019 maturity. The property's average monthly revenue per effective unit is approximately $1,100, and its average rents are approximately 47% greater than local market averages.

Manhattan Acquisition
During the second quarter, Aimco acquired a 42-unit property located in Manhattan for $38.9 million ($39.3 million contract price). The acquisition was funded in part using $20.0 million of newly placed non-recourse property debt with a 3.95% fixed interest rate. The property's average monthly revenue per effective unit is approximately $4,000, and its average rents are approximately 38% greater than local market averages.

Notes

[1] NOI Cap Rate is calculated based on Aimco's share of the the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.
[3] Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target:
Tampa	1	300
Phoenix	4	1,219
Washington D.C.	1	164
Total Target	6	1,683
Other Markets:
Inland Empire [4]	2	376
Total Sales	8	2,059

[4] During the quarter Aimco exited the Inland Empire.

28

Supplemental Schedule 9

Capital Additions
(in thousands, except per unit data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), Redevelopment or Casualties. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
    - properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; and
- properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions Three Months Ended June 30, 2012			Actual Additions Six Months Ended June 30, 2012
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$8,222	$1,892	$10,114	$14,994	$3,323	$18,317
Turnover capital additions	4,075	702	4,777	8,489	1,567	10,056
Capitalized site payroll and indirect costs	1,622	172	1,794	2,730	250	2,980
Total Capital Replacements	13,919	2,766	16,685	26,213	5,140	31,353
Capital Improvements	18,825	756	19,581	34,457	1,271	35,728
Redevelopment Additions	24,566	—	24,566	40,233	—	40,233
Casualty	884	1,395	2,279	2,430	1,537	3,967
Total Capital Additions	$58,194	$4,917	$63,111	$103,333	$7,948	$111,281

Total units	59,867	14,555	74,422	59,867	14,555	74,422
Total Capital Replacements per unit	$232	$190	$224	$438	$353	$421

29

Supplemental Schedule 10

Summary of Redevelopment Activity
Six Months Ended June 30, 2012
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Units	Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized/ Restabilized Operations	Pre- Redevelopment [2]	Stabilized [3]	Market Rent Growth Since Construction Start [4]	Occupancy [5]
Held for Redevelopment
Lincoln Place, Venice, CA	696	In planning	$184.2	In planning	In planning	In planning	In planning	n/a	In planning	n/a	Vacant
The Preserve at Marin, Corte Madera, CA	126	In planning	47.6	In planning	In planning	In planning	In planning	n/a	In planning	n/a	Vacant
Subtotal	822		$231.8

Under Redevelopment
Elm Creek, Elmhurst, IL [6]	28	$9.9	$0.7	2Q 2012	4Q 2012	2Q 2013	3Q 2013	n/a	$2,946	n/a	n/a
Flamingo South Beach, Miami, FL	1,127	4.1	1.9	3Q 2011	n/a-exterior only	4Q 2012	1Q 2013	$1,770	$1,800	3.2%	95.6%
Pacific Bay Vistas, San Bruno, CA	308	96.5	53.7	4Q 2011	3Q 2012	2Q 2013	3Q 2013	n/a	$2,200	4.4%	Vacant
The Palazzo at Park La Brea, Los Angeles, CA [7]	521	15.7	2.0	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	1.8%	95.9%
Plantation Gardens, Plantation, FL	372	6.0	4.4	3Q 2011	3Q 2012	4Q 2012	1Q 2013	$892	$977	1.3%	71.1%
Subtotal	2,356	$132.2	$62.7
Grand Total	3,178	$132.2	$294.5

	Actual 2012 Investment
	First Quarter 2012	Second Quarter 2012	Year-to-Date
Held for Redevelopment	$10.8	$18.8	$29.6
Under Redevelopment	4.6	19.6	24.2
Other Redevelopment [8]	0.3	1.8	2.1
Total	$15.7	$40.2	$55.9

[1] Lincoln Place and Pacific Bay Vistas amounts are net of 4Q 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding redevelopment start.
[3] Rents based on market rents for comparable product for the quarter preceding redevelopment start. Does not include future market rent growth.
[4] Represents change in submarket rents from the quarter in which construction started to first quarter 2012 based on the average of REIS and Axio. First quarter 2012 is most recent data.
[5] Represents average daily occupancy during the quarter except as it relates to vacant or previously vacant properties, in which case quarter-end physical occupancy is reported.
As of June 30, 2012, such vacant or previously vacant properties are: Lincoln Place; The Preserve at Marin; and Pacific Bay Vistas.
[6] Aimco's Elm Creek project involves the construction of 28 townhomes to be built on a now-vacant land parcel adjacent to the Elm Creek community.
[7] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[8] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above. Anticipated 2012 redevelopment starts not listed above include:

2900 on First, Seattle, WA
Park Towne Place, Philadelphia, PA
The Sterling, Philadelphia, PA

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GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2011.
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco's Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR  is deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.

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Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Capital Additions per Schedule 9	$63,111	$111,281
Capital additions related to:
Unconsolidated real estate partnerships	(283)	(461)
Consolidated sold and held for sale properties	97	593
Consolidated properties Aimco owns but does not manage	39	46
Consolidated capital additions	$62,964	$111,459

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the largest apartment markets in the United States, as measured by apartment value.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization (Compliance EBITDA), reduced by certain capital expenditure reserves, to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: The number of actual property units multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Units may be used to analyze Aimco's proportionate financial measures on a per-unit basis.

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EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is the numerator used in Aimco's calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio. EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) EBITDA to (b) Adjusted Interest Expense . Aimco's management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) Compliance EBITDA to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
FREE CASH FLOW INTERNAL RATE OF RETURN: Free Cash Flow represents a property's net operating income less capital spending required to maintain the condition of the property, and a Free Cash Flow Internal Rate of Return represents the rate of return generated by discounting the expected Free Cash Flow from the property and the proceeds from its eventual sale.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT. In October 2011, NAREIT revised its definition of FFO to exclude operating real estate impairments effective for the fourth quarter 2011. All prior period FFO results included in this Earnings Release have been restated accordingly.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

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	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
(in thousands, except per share data) (unaudited)
Net income (loss) attributable to Aimco common stockholders	$523	$(33,177)	$(10,086)	$(64,950)
Adjustments:
Depreciation and amortization	93,052	86,964	185,380	178,881
Depreciation and amortization related to non-real estate assets	(3,352)	(3,218)	(6,630)	(6,382)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(5,769)	(6,959)	(11,714)	(14,727)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling partners' interest	(300)	(655)	(313)	(812)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	6,915	—	12,537	—
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(40,542)	(12,939)	(68,707)	(18,677)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	(69)	2,867	226	3,737
Depreciation of rental property, net of noncontrolling partners' interest	1,272	7,038	3,716	14,588
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(3,225)	(5,029)	(7,386)	(10,832)
Amounts allocable to participating securities	(101)	(84)	(238)	(257)
FFO Attributable to Aimco Common Stockholders - Diluted	$48,404	$34,808	$96,785	$80,569
Preferred equity redemption related amounts	10,530	(2,749)	10,530	(2,749)
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(679)	187	(679)	187
Amounts allocable to participating securities	(40)	10	(46)	13
Pro forma Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$58,215	$32,256	$106,590	$78,020
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(15,084)	(16,188)	(28,380)	(27,695)
Amounts allocable to participating securities	57	74	131	245
AFFO Attributable to Aimco Common Stockholders - Diluted	$43,188	$16,142	$78,341	$50,570
Weighted average shares - diluted FFO	127,807	119,484	124,337	118,567
FFO per share (diluted)	$0.38	$0.29	$0.78	$0.68
Pro forma FFO per share (diluted)	$0.46	$0.27	$0.86	$0.66
AFFO per share (diluted)	$0.34	$0.14	$0.63	$0.43

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties, non-multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties, and properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2011, often due to a casualty event.

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OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(a)
Second Quarter 2012 Compared to Second Quarter 2011
(in thousands) (unaudited)
	Three Months June 30, 2012				Three Months Ended June 30, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$192,416	$—	$(259)	$192,157	$179,842	$—	$3,780	$183,622
Affordable Same Store	30,244	—	—	30,244	28,986	—	—	28,986
Total Same Store	222,660	—	(259)	222,401	208,828	—	3,780	212,608
Other Conventional	19,080	(1,618)	—	17,462	17,598	(1,189)	—	16,409
Other Affordable	2,129	(2,129)	—	—	2,713	(2,713)	—	—
Total rental and other property revenues	243,869	(3,747)	(259)	239,863	229,139	(3,902)	3,780	229,017
Property operating expenses
Conventional Same Store	67,862	—	102	67,964	64,527	—	1,845	66,372
Affordable Same Store	11,846	—	81	11,927	11,739	—	121	11,860
Total Same Store	79,708	—	183	79,891	76,266	—	1,966	78,232
Other Conventional	8,972	(1,001)	—	7,971	8,090	(778)	(262)	7,050
Other Affordable	1,203	(1,203)	—	—	1,625	(1,625)	—	—
Total property operating expenses	89,883	(2,204)	183	87,862	85,981	(2,403)	1,704	85,282
Property NOI:
Conventional Same Store	124,554	—	(361)	124,193	115,315	—	1,935	117,250
Affordable Same Store	18,398	—	(81)	18,317	17,247	—	(121)	17,126
Total Same Store	142,952	—	(442)	142,510	132,562	—	1,814	134,376
Other Conventional	10,108	(617)	—	9,491	9,508	(411)	262	9,359
Other Affordable	926	(926)	—	—	1,088	(1,088)	—	—
Net real estate operations	$153,986	$(1,543)	$(442)	$152,001	$143,158	$(1,499)	$2,076	$143,735
	% Aimco 2Q 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	4.6%	2.4%	5.9%
Affordable Same Store	12%	4.3%	0.6%	7.0%
Total Same Store	94%	4.6%	2.1%	6.1%
Other Conventional	6%	6.4%	13.1%	1.4%
Net real estate operations	100%	4.7%	3.0%	5.8%

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Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended March 31, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$199,634	$—	$(11,014)	$188,620	$1,619	$190,239
Property operating expenses	70,830	—	(4,217)	66,613	925	67,538
Property NOI	$128,804	$—	$(6,797)	$122,007	$694	$122,701

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(c)
Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011
(in thousands) (unaudited)
	Six Months June 30, 2012				Six Months Ended June 30, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$381,037	$—	$1,360	$382,397	$357,261	$—	$9,062	$366,323
Affordable Same Store	60,234	—	—	60,234	58,078	—	—	58,078
Total Same Store	441,271	—	1,360	442,631	415,339	—	9,062	424,401
Other Conventional	36,006	(2,820)	—	33,186	34,549	(2,387)	136	32,298
Other Affordable	4,028	(4,028)	—	—	5,445	(5,445)	—	—
Total rental and other property revenues	481,305	(6,848)	1,360	475,817	455,333	(7,832)	9,198	456,699
Property operating expenses
Conventional Same Store	134,475	—	1,029	135,504	129,924	—	4,237	134,161
Affordable Same Store	24,151	—	194	24,345	23,488	—	208	23,696
Total Same Store	158,626	—	1,223	159,849	153,412	—	4,445	157,857
Other Conventional	17,794	(1,788)	—	16,006	16,767	(1,547)	(451)	14,769
Other Affordable	2,173	(2,173)	—	—	3,274	(3,274)	—	—
Total property operating expenses	178,593	(3,961)	1,223	175,855	173,453	(4,821)	3,994	172,626
Property NOI:
Conventional Same Store	246,562	—	331	246,893	227,337	—	4,825	232,162
Affordable Same Store	36,083	—	(194)	35,889	34,590	—	(208)	34,382
Total Same Store	282,645	—	137	282,782	261,927	—	4,617	266,544
Other Conventional	18,212	(1,032)	—	17,180	17,782	(840)	587	17,529
Other Affordable	1,855	(1,855)	—	—	2,171	(2,171)	—	—
Net real estate operations	$302,712	$(2,887)	$137	$299,962	$281,880	$(3,011)	$5,204	$284,073
	% Aimco YTD 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	4.4%	1.0%	6.3%
Affordable Same Store	12%	3.7%	2.7%	4.4%
Total Same Store	94%	4.3%	1.3%	6.1%
Other Conventional	6%	2.7%	8.4%	(2.0)%
Net real estate operations	100%	4.2%	1.9%	5.6%

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Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)
	Year Ended December 31, 2011				Y2011 to Y2012	Subtract Six Months Ended June 30, 2011	Add Six Months Ended June 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Property Classification, Discontinued Operations and GAAP Consolidation Accounting Changes	Proportionate Amount	Proportionate Amount	TTM Proportionate Amount
Rental and other property revenues:
Conventional Same Store properties	$800,269	$—	$(56,987)	$743,282	$(19,615)	$357,261	$381,037	$747,443
Other Conventional properties	59,414	5,744	(136)	65,022	2,738	34,549	36,006	69,217
Affordable properties	180,046	39,458	(85,546)	133,958	(6,401)	63,523	64,262	128,296
Total rental and other property revenues	1,039,729	45,202	(142,669)	942,262	(23,278)	455,333	481,305	944,956
Property operating expenses:
Conventional Same Store properties	289,241	—	(21,690)	267,551	$(7,900)	129,924	134,475	264,202
Other Conventional properties	29,118	3,345	(77)	32,386	908	16,767	17,794	34,321
Affordable properties	78,620	24,641	(46,598)	56,663	(3,602)	26,762	26,324	52,623
Total property operating expenses	396,979	27,986	(68,365)	356,600	(10,594)	173,453	178,593	351,146
Net operating income:
Conventional Same Store properties	511,028	—	(35,297)	475,731	(11,715)	227,337	246,562	483,241
Other Conventional properties	30,296	2,399	(59)	32,636	1,830	17,782	18,212	34,896
Affordable properties	101,426	14,817	(38,948)	77,295	(2,799)	36,761	37,938	75,673
Total rental and other property revenues	$642,750	$17,216	$(74,304)	$585,662	$(12,684)	$281,880	$302,712	$593,810

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or (2) occupancy was not stabilized as of January 1, 2011 due to ongoing or completed renovations, such as exteriors, common areas or unit improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco's ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy as of January 1, 2011. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store.

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